Exhibit F-2







                                  July 2, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   Pennsylvania Electric Company -
                  Declaration on Form U-1
                  SEC File No. 70-9457

Ladies and Gentlemen:

            We have examined the Declaration on Form U-1, dated March 2, 1999, under the Public Utility Holding Company Act of 1935 (the "Act"), filed by Pennsylvania Electric Company ("Penelec"), a subsidiary of GPU, Inc. ("GPU"), with the Securities and Exchange Commission and docketed in SEC File No. 70-9457, as amended by Amendment No. 1 thereto, dated March 8, 1999, Amendment No. 2 thereto, dated March 29, 1999, Amendment No. 3 thereto, dated April 8, 1999 and Amendment No. 4 thereto, dated this date, of which this opinion is to be a part. (The Declaration, as so amended and as thus to be amended, is hereinafter referred to as the "Declaration".)

            The Declaration contemplates, among other things, the sale of Penelec's 20% undivided interest in the Seneca Pumped Storage Generating Station ("Seneca"), a 435 MW pumped storage hydroelectric generating facility located near Warren, Pennsylvania to Cleveland Electric Illuminating Company
("CEI") which owns the remaining 80% of Seneca.

            We have been counsel to Penelec for many years. We are members of the Bar of the Commonwealth of Pennsylvania and do not purport to be expert on the laws of any other jurisdiction.

            Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Declaration, we are of the opinion that when the Commission shall have entered an order forthwith permitting the Declaration to become effective,





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Securities and Exchange Commission
July 2, 1999
Page 2

            (a) all Pennsylvania laws applicable to the proposed sale by Penelec of its 20% ownership interest in Seneca will have been complied with;

            (b)   Penelec is validly organized and duly existing; and

            (c) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Penelec.

            We hereby consent to the filing of this opinion as an exhibit to the Declaration and in any proceedings before the Commission that may be held in connection therewith.

                                Very truly yours,



                                RYAN, RUSSELL, OGDEN & SELTZER LLP